REVOLVING LOAN AGREEMENT

                            THIS AGREEMENT dated for reference the 16th day of January, 2009 and made,

BETWEEN:

PANGLOBAL BRANDS INC., a company incorporated under the laws of Delaware, having an office at 2853 E. Pico Blvd, Los Angeles, CA 90023;

(the “Borrower”)

AND:

PROVIDENCE WEALTH MANAGEMENT LTD, a company incorporated under the laws of the British Virgin Islands, with an address c/o Mr. Karim Khoury, Chabrier & Partners (Reed Smith), 3 rue du Mont-Blanc P.O. Box 1363 CH - 1211 Geneva 1 Switzerland;

(the “Lenders” )

WITNESSES THAT WHEREAS:

A.                     The Borrower has applied to the Lender for a loan in the aggregate principal amount of US$1,000,000 (the “Loan”) to be utilized by the Borrower for the purposes described in Section 3.

B.                     Lender have agreed to make the Loan available to Borrower provided they are secured in the same manner and pari passu with prior secured lenders; and

C.                     The parties wish to provide for the terms and conditions upon which the Loan will be made available to the Borrower.

                         THEREFORE in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Lender and the Borrower warrant and represent to and covenant and agree with each other as set forth below.

1.                       DEFINITIONS; INTERPRETATION

1.1                     For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the parties or the context otherwise require(s):

(a)	“Accredited Investor” means an accredited investor as that term is defined by Regulation D promulgated under the Securities Act;

(b)	“Advance” means an advance or readvance on account of the Loan, as the context requires;

(c)

“Advance Date” means the date set out in an Advance Request as the date on which the Borrower requests an Advance in the amount described therein be made to it and being a date not less than 5 Business Days after the date on which the Lender receives that Advance Request;

(d)	“Advance Request” means a written request by the Borrower in the form attached hereto as Schedule A that an Advance be made to it in the amount and on the Advance Date set forth therein,;

(e)	“Affiliate” has the meaning give to it in the Securities Act;

(f)	“Agreement” and “this Agreement” means this agreement and all schedules hereto as the same may be amended, modified, replaced or restated from time to time;

(g)

“Borrower’s Indebtedness” means all present and future indebtedness and liability, direct and indirect, of the Borrower to the Lender arising under and pursuant to the Loan Documents (including, without limitation, at any point in time the principal amount outstanding under the Loan, all unpaid accrued interest thereon, liquidated damages, and all fees and costs and expenses then payable in connection therewith);

(h)	“Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks in California are required to be open for business;

(i)	“Common Shares” means fully paid non assessable common shares par value $0.0001 in the capital of the Borrower;

(j)	“Conditions Precedent” means the conditions precedent described in Article 10 hereof;

(k)	“Conversion” means the right of the Lender to convert any portion of the outstanding Loan and Interest accrued as set out in section 8;

(l)	“Event of Default” means any of the events specified in Section 14, and “Default” mean any of such events, whether or not any such requirement has been satisfied;

(m)	“First Advance” means the amount of US$700,000;

(n)	“First Advance Date” means the date the first Advance is advanced by the Lender to the Borrower;

(o)	“GAAP” means United States generally accepted accounting principles, as applied on a consistent basis;

(p)	“Interest Payment Date” means the last day of each calendar quarter, commencing the last day of April, 2009;

(q)	“Interest Rate” means nine percent (9%) per annum calculated as herein provided;

(r)

“Lien” means, with respect to any Person, any mortgage, lien, pledge, hypothecation, charge(whether fixed or floating), security interest (including, without limitation, any assignment, notice or security interest filed pursuant to applicable federal, state or other laws) or other encumbrance, or any interest or title of any vendor, lessor, or lender to or other secured party of such Person under any conditional sale or other title retention agreement, upon or with respect to any property, asset or undertaking of such Person, including any agreement to create any of the foregoing, and whether arising under any statute, law, contract or otherwise;

(s)	“Loan” means the revolving loan facility not exceeding US$1,000,000 established by the Lender in favour of the Borrower pursuant to this Agreement;

(t)	“Loan Documents” means this Agreement, the Pari Passu Agreement and the Security Documents;

(u)	“material adverse effect” in respect of the Borrower means a material adverse effect on:

(i) the business, operations, affairs, financial condition, property, assets or undertakings of the Borrower, or

(ii) the validity, priority or enforceability of any Loan Document to which that Borrower is a party or by which any of its property, assets and undertakings are bound;

(v)	“material” means, in respect of the Borrower, material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Borrower;

(w)	“Maturity Date” has the meaning set out in Section 4 of this Agreement;

(x)

“Pari Passu Agreement” means the agreement among the Borrower, the Lender and the Prior Revolving Loan Lenders whereby the Prior Revolving Loan is equal to and pari passu with the Loan in priority over the assets of the Borrower;

(y)

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof;

(z)

“Priority Claim” means a claim of a Person pursuant to a Lien which, in the opinion of the Lender or its solicitors, acting reasonably, ranks or could rank pari passu with or in priority to any Lien that the Lender may have pursuant to the Security Documents;

(aa)

“Prior Factor” means a Person in the business of factoring accounts receivable who is approved by the Lender for the purpose of financing the Borrower’s accounts receivable in whole or in part; such approval not to be unreasonably or arbitrarily withheld;

(bb)	“Prior Factor’s Loan” means the loan made by the Prior Factor to the Borrower for the purposes of factoring the Borrower’s accounts receivables in whole or in part;

(cc)

“Prior Factor’s Lien” means the Lien in favour of the Prior Factor over the Borrower’s accounts receivable which have been assigned to the Prior Factor for the repayment of the Prior Factor’s Loan and interest;

(dd)	“Prior Permitted Liens” means:

(i) the Prior Factor’s Lien;

(ii) Liens in favour of the Prior Revolving Loan Lenders;

(iii) any other Lien from time to time agreed to as such by the Lender in writing;

(iv) Liens incidental to the conduct of Borrower’s business as the ownership of its property; and

(v) Liens granted to factors over specific accounts receivable which the said factor is collecting on behalf of the Company.

(ee)	“Prior Revolving Loan” means the Revolving Loan Agreement dated March 4, 2008 for the principal amount of US$750,000;

(ff)	“Prior Revolving Loan Lenders” means Sinecure Holdings Ltd. and Capella Investments Inc.;

(gg)	“Securities” means the Warrants and the Common Shares

(hh)	“Securities Act” means the United States Securities Act of 1933, as amended or replaced from time to time;

(ii)

“Security Documents” means the security documents set out in Section 13 to this Agreement and any other security document(s) from time to time taken by the Lender from the Borrower or any other Person as security for the payment, observance and performance of the Borrower’s Indebtedness in whole or in part;

(jj)	“Subsidiary” has the meaning give to it in the Securities Act;

(kk)	“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction;

(ll)	“Units” means the unit of one Common Share and one half Warrant;

(mm)	“US$” means lawful currency of the United States; and

(nn)	“Warrant” means a warrant to purchase a Common Share for a period of twelve months from issuance. One whole warrant may be exercised at a price US$0.25 per Common Share.

2.                       LOAN

2.1                     Subject to the terms and conditions of this Agreement, the Lender hereby establishes and agrees to make the Loan available to the Borrower.

3.                       PURPOSE

3.1                     The Loan will be made available to the Borrower for its general corporate purposes and for no other purpose without the prior written consent of the Lender.

4.                       AVAILABILITY AND SUBORDINATION

4.1                     The Loan will be available by advance of the First Advance on the day of execution of this Agreement.

4.2                     After the First Advance, the Borrower may request an additional Advance of up to $300,000. Provided that the Conditions Precedent have been fulfilled, the Lender will advance the remaining Advance Requests up to US$300,000.

4.3                     The Loan will be subordinated to a Prior Factor who is arranged by the Borrower, so long as the borrowings of the Borrower from the Prior Factor do not exceed 90% of the Borrower’s accounts receivable and security granted to such Prior Factor are limited to an assignment of such accounts receivable collected by the Prior Factor.

4.4                     The Loan will rank equally with the Prior Revolving Loan and the Borrower will ensure execution by the Prior Revolving Loan Lenders of the Pari Passu Agreement.

5.                       TERM

5.1                     Subject to the provisions of Section 7, the Borrower will pay the Borrower’s Indebtedness to the Lender in full on July 31, 2009, unless sooner prepaid or accelerated upon the occurrence and during the continuance of an Event of Default. (the “Maturity Date”).

6.                       INTEREST

6.1                     The outstanding principal balance of the Loan will bear interest at the Interest Rate.

6.2                     Interest at the Interest Rate will be calculated monthly, not in advance, as well as before maturity, default, demand and judgment.

6.3                     All overdue and unpaid interest and all fees, costs, and other amounts payable by the Borrower hereunder or under any of the Loan Documents will be added to the principal balance of the Loan and will bear interest at the Interest Rate until paid in full.

6.4                     If Interest calculated under the laws of the State of California is determined to be in excess of the maximum interest rate permitted by law, the parties agree to reduce the Interest payable to such rate of interest as is 0.1% below the maximum permitted by California law and to reduce Interest otherwise paid or payable to such adjusted rate. Any excess amount of Interest received by a Lender shall be first applied to any unpaid principal balance owed by the Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lender shall promptly refund such excess amount to the Borrower.

7.                       REPAYMENT

7.1                     On each Interest Payment Date, the Borrower will pay the Lender all interest which has accrued on account of the outstanding balance of the Lender’s Loan and then remains unpaid.

7.2                     On the Maturity Date the Borrower will pay to the Lender the Borrower’s Indebtedness then outstanding in full.

7.3                     The Borrower will be entitled to prepay the whole or any portion of the Borrower’s Indebtedness at any time and from time to time, without notice, bonus or penalty, except pursuant to section 8.4.

7.4                     All amounts payable by the Borrower under this Agreement will be paid without set-off or counterclaim, and without any deductions or withholdings whatsoever.

7.5                     Subject to the provisions hereof, all payments received by the Lender on account of the Borrower’s Indebtedness will be applied first in payment of outstanding interest and secondly in reduction of the principal balance of the Loan then outstanding. If any payment is received at any time while an Event of Default remains outstanding or after demand has been made for the repayment of the Borrower’s Indebtedness, the Lender may appropriate such payment to such part or parts of the Borrower’s Indebtedness as the Lender in its sole discretion may determine and the Lender may from time to time revoke and change any such appropriation.

7.6                     The Lender is hereby authorized to open and maintain books of account and other books and records evidencing all advances under the Loan, interest accruing thereon, fees, charges, and other amounts from time to time charged to the Borrower under the Loan Documents; and amounts from time to time owing, paid, or repaid by the Borrower under this Agreement. All such books, accounts, and records will constitute prima facie evidence of the amount owing by the Borrower under the Loan Documents; but the failure to make any entry or recording in such books, accounts, and records will not limit or otherwise affect the obligations of the Borrower under the Loan Documents.

7.7                     Notwithstanding anything in this Agreement to the contrary, any payment of principal of or interest on the Borrower’s Indebtedness that is due on a date other than a Business Day will be made on the next succeeding Business Day. If the date for any payment on the Borrower’s Indebtedness is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will not be included in the computation of the interest payable on such Business Day.

8.                       CONVERSION TO COMMON SHARES

8.1                     At any time after the First Advance to the Maturity Date, if the Borrower has not paid the Loan in full, the Lender may by written notice (the "Notice") to the Borrower, exercise its rights of Conversion in respect of either a portion of or the total outstanding amount of the Loan plus accrued Interest as of that date into Units, at a price per Unit of US$0.10.

8.2                     Within seven (7) days of Notice by the Lender exercising its rights of Conversion hereunder, the Borrower shall deliver a Share Certificate and a Warrant Certificate to the Lender representing the number of Shares and Warrants acquired by the Lender pursuant to the calculation set out in subparagraph 8.1 of this Agreement.

8.3                     Notwithstanding any of the foregoing, Interest shall be calculated and included in any Conversion of the Loan.

8.4                     In the event that the Lender has advanced the First Advance but not advanced any further Advances, upon receipt of the Notice by the Lender exercising its right of Conversion, the Borrower may within seven (7) days in lieu of delivering a Share Certificate and a Warrant Certificate, the Borrower may pay the full amount of the Loan outstanding together with all outstanding Interest. In the event that any Advances have been made in addition to the First Advance, the Lender will maintain its right of Conversion to the Maturity Date and the Borrower may not prepay the Loan.

9.                       ADVANCE

9.1                     The Borrower may request an Advance on account of the Loan by executing and delivering an Advance Request to the Lender dated as of the date of that Advance Request.

9.2                     The Borrower agrees that subject to the provisions Article 10 hereof, the Lender may make an Advance without the necessity of an Advance Request and any such Advance and all interest from time to time accruing on account thereof will be secured by the Security Documents.

10.                     CONDITIONS PRECEDENT

10.1                   The Lender’s obligation to make any Advance is subject to the following conditions precedent having been met to the Lender’s sole satisfaction or waived by the Lender in writing at the time of that Advance, namely:

(a)	Prior to the Initial Advance Date only, the Lender having received a properly executed original of this Agreement and the Security Documents then in effect;

(b)	the Borrower’s representations and warranties contained herein and in the Security Documents then in effect then being true and correct in all material respects;

(c)	the Security Documents being registered against the Borrower in the state of California;

(d)	there then being no outstanding Default or Event of Default;

(e)	except as contemplated by Section 9.2 hereof, the Lender having received an Advance Request from the Borrower for that Advance;

(f)	the Prior Revolving Loan Lenders have signed the Pari Passu Agreement; and

(g)	after the making of such Advance the aggregate principal amount of all Advances outstanding not exceeding the principal amount of the Loan.

11.                     REPRESENTATIONS AND WARRANTIES

11.1                   The Borrower represents and warrants as follows:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

(b)

it has the (corporate) power and capacity to carry on business as currently conducted by it, own property or interests therein, borrow and lend money, grant security, make, keep, observe and perform representations, warranties, covenants and agreements and incur obligations and liabilities, all as contemplated hereby;

(c)

there is no action, suit, investigation or proceeding outstanding or pending or, to the knowledge of the Borrower, threatened against it or any of its property, assets or undertakings by or before any court, arbitrator or administrative or governmental body which would reasonably be expected to have a material adverse effect;

(d)

it has not agreed or consented to, nor has it agreed to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than Prior Permitted Liens; and

(e)

the execution and delivery by it of this Agreement and the Security Documents and the performance by it of its obligations hereunder and thereunder, do not and will not conflict with or result in a material breach of any of the terms, conditions, or provisions of:

	(i)	its organizational documents,

	(ii)	any law, regulation, or decree applicable or binding on it or any of its property, assets and undertaking, or

(iii)

any material agreement or instrument binding to which it or any of its property assets or undertakings is a party or bound, the breach of which could reasonably be expected to have a material adverse effect or result in, or require or permit the imposition of any Lien in or with respect to the property, assets and undertakings now owned or hereafter acquired by it.

12.                     COVENANTS

12.1                   The Borrower will:

(a)	comply with all applicable laws, ordinances or governmental rules or regulations to which it or any of its property, assets and undertaking are subject;

(b)

obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its property, assets and undertakings or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such applicable laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect; and

(c)

maintain and keep, or cause to be maintained and kept, its property, assets and undertakings in good repair, working order and condition (other than ordinary wear and tear), so that the business(es) carried on by it may be properly conducted at all times, provided that this section will not prevent the Borrower from discontinuing the operation and the maintenance of any of its property, assets and undertakings if such discontinuance is desirable in the conduct of its business and such the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

12.2                   So long as this Agreement remains in effect, the Borrower will not, without the prior written consent of the Lender, which consent will not be unreasonably withheld:

(a)	alter any of its organizational documents or its corporate organization;

(b)	change its name;

(c)	amalgamate, consolidate or merge with any other Person;

(d)	redeem any of its redeemable shares or securities or otherwise change its capital structure or shareholders;

(e)	incur any further indebtedness of either a direct or indirect nature to any party other than the Lender, the Prior Factor and the Prior Revolving Loan Lenders except in the normal course of business;

(f)	grant or allow any further Lien to be registered against it or exist on any of its property, assets and undertaking, save and except for security in favour of the Lender and Prior Permitted Liens;

(g)	make any advances or loan to, or any investment in, or provide any guarantees on behalf of, any Person, other than the endorsement of checks in the ordinary course;

(h)

become a party to any transaction whereby all or a substantial part of its property assets and undertakings or of any of its subsidiaries would become the property of any other Person, whether by way of reconstruction, reorganization, amalgamation, merger, transfer, sale, lease or otherwise;

(i)	in any fiscal year of the Borrower or any of its subsidiaries, pay dividends on any class or kind of its shares, repurchase or redeem any of its shares, or reduce its capital in any way whatsoever.

12.3                   So long as this Agreement remains in effect, the Borrower will provide the Lender with the following information:

(a)

within 90 days of each fiscal year end of the Borrower, consolidated and non consolidated financial statements of the Borrower prepared by an independent public accountant approved by the Lender (which approval shall not be unreasonably withheld) on a review engagement basis, which statements must include a balance sheet, an income statement, a statement of retained earnings, and a statement of changes in financial position, and must be prepared in accordance with GAAP applied on a basis consistent with the statements for the previous fiscal year and be approved and signed by two directors of the Borrower;

(b)	within 20 days of each calendar month end, management prepared monthly financial statements and aged payables and receivables for the Borrower;

(a)	within 20 days of each calendar month end, an aged list of the Borrower’s accounts receivable; and

(c)

at the written request of the Lender, such other reports, certificates, projections of income and cash flow or other matters affecting its business affairs or financial condition as the Lender may reasonably request from time to time.

13.                     SECURITY

13.1                   As security for payment, observance and performance of the Borrower’s Indebtedness, the Borrower agrees to execute and deliver the following documents (collectively, the “Security Documents”) in a form and manner satisfactory to the Lender and the Lender’s attorneys a security agreement from the Borrower creating a security interest by way of priority security interest in the Borrower’s present and after-acquired personal property (including its accounts receivable) and such other collateral described in the Security Documents, subject to the terms described therein.

13.2                   Each Security Document is given as additional, concurrent and collateral security to the remainder of the Security Documents and will not operate to merge, novate or discharge the Borrower’s Indebtedness or any of the other Security Documents. The execution and delivery of each Security Document will not in any way suspend or affect the present or future rights and remedies of the Lender in respect of the Borrower’s Indebtedness, or the other Security Documents. No action or judgment taken by the Lender in respect of any of the Security Documents or with respect to the Borrower’s Indebtedness will affect the liability of the Borrower hereunder and nothing but the actual payment in full by the Borrower to the Lender of the Borrower’s Indebtedness will discharge the Borrower or any of the Security Documents.

14.                     EVENTS OF DEFAULT

14.1                   Notwithstanding and without prejudice to the demand nature of the Loan, at the option of the Lender, the Borrower’s Indebtedness will immediately become due and payable and this Agreement and the Security Documents will become enforceable upon the happening of any one or more of the following events:

(a)	if the Borrower:

(i)

fails to make any payment of principal, interest, or other money payable by it hereunder or under any of the Security Documents when the same becomes due hereunder or thereunder which failure continues unremediated for more than Five (5) days, or

(ii)

fails to observe or perform any covenant contained in this Agreement or any of the Security Documents and upon notice by the Lender, the Borrower fails to cure the same within Thirty (30) days of the Borrower’s receipt of such notice;

(b)	if any representation or warranty given by or on behalf of the Borrower is untrue in any material respect;

(c)	if an order is made or a resolution is passed for the winding-up of the Borrower, or if a petition is filed for the winding-up of the Borrower;

(d)

if the Borrower commits or threatens to commit any act of bankruptcy; becomes insolvent; or makes an assignment or proposal under applicable federal, state or other legislation in any jurisdiction, a general assignment in favour of its creditors, or a bulk sale of its assets; or if a bankruptcy petition is filed or presented against the Borrower;

(e)	if a receiver, receiver and manager, or receiver-manager, or any person with like powers, is appointed for all or any of the property, assets and undertakings of the Borrower;

(f)

if the Borrower permits any sum which has been admitted as due by it, or is not disputed to be due by it, and which forms or is capable of being made a charge upon any of its property, assets and undertakings in priority to any charge created by any of the Security Documents, to remain unpaid for 30 days after proceedings have been taken to enforce the same;

(g)	if the Borrower ceases to carry on any material aspect of its business;

(h)	if the Borrower makes default in payment of any of the Borrower’s Indebtedness or liability to the Lender, whether secured by the Security Documents or not;

(i)

if the holder (other than the Lender) of any Lien against the property, assets and undertakings of the Borrower, any subsidiary of the Borrower, does anything to enforce or realize on such Lien, and if, in the reasonable opinion of the Lender, such enforcement or realization would have a material adverse effect on the security for the Borrower’s Indebtedness or on the Borrower’s ability to repay the Borrower’s Indebtedness;

(j)	if, without the prior written consent of the Lender, the Borrower transfers its property, assets or undertakings or any material part thereof to any other Person;

(k)

if any execution, sequestration, extent, or any other process of any kind is levied upon or enforced against any part of the property, assets or undertakings of the Borrower, any subsidiary of the Borrower and remains unsatisfied for a period of Thirty (30) days as to personal property, unless such process is disputed in good faith and, in the reasonable opinion of the Lender, does not jeopardize or impair the security constituted by the Security Documents in any material way;

(l)

if a distress or analogous process is levied upon the any of the property, assets or undertakings of the Borrower, any subsidiary of the Borrower, or any part thereof, unless the process is disputed in good faith and adequate security is given to pay the amount claimed in full; and

(m)

if, without the prior written consent of the Lender, the Borrower grants a Lien against any of its property, assets or undertakings other than in favour of the Lender or the holder of a Prior Permitted Lien.

15.                     SECURITIES ISSUED

15.1                   The Lender represents and warrants to, and covenants and agrees with the Borrower that:

(a)

the Lender makes the Loan to the Borrower and acquires the Conversion right in reliance upon the Exemption from registration provided by Section 4(2) of the Securities Act, Section 506 of Regulation D of the Securities Act, or Rule 903 of Regulation S of the Securities Act for the private offering of securities;

(b)	the Lender is eligible to make the Loan to the Borrower and acquire the Securities in the Borrower under Regulation S;

(c)	the Lender is aware of the significant economic and other risks involved in making the Loan to the Borrower and in acquiring and/or exercising the Conversion right;

(d)

the Lender has consulted with its own securities advisor as to its eligibility to acquire the Securities under the laws of its home jurisdiction and acknowledges that the Borrower has made no effort and takes no responsibility for the consequences to the Lender as a non-U.S. investor acquiring the Securities and, in particular, in purchasing U.S.-based securities upon exercise, if any, of the Conversion right;

(e)

no federal or state agency has passed upon, or make any finding or determination as to the fairness of this investment, and that there have been no federal or state agency recommendations or endorsements of the investment made hereunder;

(f)	the Lender acknowledges that:

(i)

there are substantial restrictions on the sale or transferability of any Securities and understands that, although the Borrower is a reporting company, the Lender is purchasing unregistered securities;

(ii) the Borrower is not contractually obligated to register the Securities under the Securities Act; and

(iii)

any Securities acquired by the Lender upon exercise of the Conversion right may not be sold or otherwise transferred without registration under the Securities Act, unless an exemption from registration is available.

(g)

the Lender has received all information and documentation and has asked all questions of Company representatives that it or its advisor deems necessary or desirable so that it can make an informed decision regarding the investment made hereunder;

(h)	the Lender, alone or with its advisor, has enough knowledge and experience in financial and business matters to make it capable of evaluating the merits and risks of investing in the Company;

15.2                   The Lender makes the Loan to the Borrower and acquires the Conversion right as principal for its own account and not for the benefit of any other person;

16.                     SECURITIES EXEMPTION

16.1                   The Lender acknowledges that any Securities issued pursuant hereto will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

16.2                   Each certificate for the Securities of the Lender that has not been so registered and that has not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”

16.3                   Upon the request of the Lender for a certificate representing any Securities issuable pursuant hereto, the Borrower shall cause its transfer agent to remove the foregoing legend from the certificate and issue to the Lender a new certificate free of any transfer legend if:

(a)	without an effective registration statement with such request, Borrower shall have received either:

	(i)	an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or

(ii)	satisfactory representations from the Lender that the Lender is eligible to sell such security under Rule 144; or

(b)	a registration statement under the Securities Act covering the resale of such securities is in effect.

17.                     WAIVER

17.1                   The Lender may waive any breach by the Borrower of any of the provisions contained in this Agreement or in the Security Documents or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement or any of the Security Documents; but any waiver by the Lender of such breach or default, or any failure to take any action to enforce its rights hereunder or under any of the Security Documents, will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

18.                     REMEDIES UNDER THIS AGREEMENT AND THE SECURITY DOCUMENTS

18.1                   Any Event of Default by the Borrower under this Agreement or under any of the Security Documents will constitute an Event of Default under the remainder of the Security Documents.

18.2                   All rights and remedies stipulated for the Lender hereunder or in any of the Security Documents will be deemed to be in addition to and not restrictive of the right and remedies which the Lender might be entitled to at law or in equity; and the Lender may realize on the Security Documents or any part thereof in any manner and in such order as it may be advised, and any such realization by any means will not bar realization of any other security or any part or parts thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof, nor will any failure on the part of the Lender to exercise, or any delay in exercising any rights under this Agreement or any of the Security Documents operate as a waiver.

18.3                   The acceptance by the Lender of any further security or of any payment of or on account of any of the Borrower’s Indebtedness after a Default or of any payment on account of any past Default will not be construed to be a waiver of any right in respect of any future default or of any past default not completely cured thereby; and the Lender may, in its uncontrolled discretion, exercise any and all rights, powers, remedies and recourses available to it in accordance with this Agreement and the Security Documents concurrently or individually without the necessity of any election.

19.                     LAPSE AND CANCELLATION PERIODIC REVIEW

19.1                   If, in the opinion of the Lender, any material adverse change in risk occurs or if the Borrower fails to comply with the conditions herein, then the Lender’s obligations to continue to make Advances hereunder may, at the option of the Lender, be withdrawn or cancelled.

20.                      MISCELLANEOUS

20.1                    If for the purpose of obtaining or enforcing any judgment on any matter under this Agreement in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter called the “Judgment Currency”) an amount due in respect of the Borrower’s Indebtedness, then the conversion shall be made at the option of the Lender at the Rate of Exchange prevailing either on the Business Day before the date of default or on the Business Day before the day on which the judgment is given (the date as of which such conversion is made being hereinafter called the “Currency Conversion Date”). If there is a change between the Rate of Exchange in effect on the Conversion Date (or any other date which shall be specified in any judgment or judicial award) and the Rate of Exchange in effect on the date of payment, then the Borrower covenants and agrees to pay such additional amounts, if any, but in any event not a lesser amount, as may be necessary, together with the amount paid in the Judgment Currency converted at the Rate of Exchange in effect on the date of payment, to produce the amount in the currency of the said amount due in respect of the Borrower’s Indebtedness which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the Rate of Exchange in effect on the Currency Conversion Date or such other date as specified in such judgment or judicial award. Any amount due under this clause shall be due as a separate and independent debt and shall not be affected by judgment being obtained for amounts otherwise due under or in respect of the Borrower’s Indebtedness. For the purposes of this clause, “Rate of Exchange” means, for any relevant date and currency, the spot rate at which any large commercial bank, in accordance with its normal practice, is able on the relevant date to purchase such currency with the Judgment Currency and includes premiums and costs of exchange payable in connection with such purchase.

20.2                    Each of the parties hereto will forthwith at all times, and from time to time, at the Borrower’s sole cost and expense, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of a Lender, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

20.3                    The Borrower will pay all legal costs, registration fees and other costs incurred by the Lender in investigating title, preparing this Agreement and the Security Documents and in perfecting the security for the Borrower’s Indebtedness

20.4                    None of the execution and delivery of the Security Documents, the registration of the Security Documents and making of any Advance will in any way merge or extinguish this Agreement or the terms and conditions hereof, which will continue in full force and effect.

20.5                     In the event of any inconsistency or conflict between any of the provisions of this Agreement and any of the provisions of the Security Documents, the provisions of this Agreement will prevail; but the omission from this Agreement of any covenant, agreement, term, or condition contained in any of the Security Documents will not be considered to be an inconsistency or a conflict.

20.6                    Neither this Agreement nor any benefits hereunder may be transferred, assigned or otherwise disposed of by the Borrower to any Person without the prior written consent of the Lender.

20.7                    No amendment, waiver or modification of, or agreement collateral to, this Agreement or any of the Security Documents will be enforceable against the Lender unless it is by a formal instrument in writing expressed to be a modification of this Agreement or the Security Documents, as the case may be, and executed in the same fashion as this Agreement.

20.8                    All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto will bind and enure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not; provided, however, that the Borrower may not assign its rights or obligations hereunder to any Person.

20.9                    Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada or the United States, as the case may be, the notice to the following address or number:

(a)	If to the Borrower:

PANGLOBAL BRANDS INC.
2853 E. Pico Blvd
Los Angeles, CA 90023 USA

Attention: Stephen Soller
Facsimile No.: (323) 266-6505 email: StephenS@mynkbrand.com

with a copy to (which does not constitute notice):

CLARK WILSON LLP
800 – 885 West Georgia Street Vancouver, BC V6C 3H1 Canada

Attention: Bernard Pinsky

Facsimile No.: (604) 687-6314

(b)	If to the Lender:

PROVIDENCE WEALTH MANAGEMENT LTD, c/o Mr. Karim Khoury, Chabrier & Partners (Reed Smith), 3 rue du Mont-Blanc P.O. Box 1363 CH - 1211 Geneva 1 Switzerland;

Attention: Charles Shaker
Fax Number: 1.613.569.9994 Email: Charles@providence.bb

(or to such other address or number as any party may specify by notice in writing to another party).

                          Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

20.10                  The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20.11                  This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by the laws of the State of California and applicable federal laws thereto. The Lender and the Borrower hereby attorn to the courts of competent jurisdiction located in the County of Los Angeles, State of California in any proceedings hereunder.

20.12                  The Lender acknowledges that it has consulted with and is represented by separate legal counsel.

20.13                  This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed by delivery of executed signature pages by fax or other form of electronic transmission and such transmission will be effective for all purposes.

20.14                  This Agreement, the schedules attached hereto and the Security Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence is expressly superseded and terminated by this Agreement.

20.15                  All covenants hereunder will be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant will not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

20.16                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

20.17                  At such time as the Loan is repaid in full, Lender shall promptly release and discharge the Security Documents to the Borrower (or its designee), and release all security interests which are granted to Lender pursuant hereto. Under such circumstances, the Lender shall, upon the Borrower’s request, promptly return to the Borrower all original copies of this Agreement and the Security Agreement, and shall promptly execute such termination statements and other documents as may be required by Borrower to evidence the same.

                           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized on the 16th day of January, 2009.

PANGLOBAL BRANDS INC.

Per:        /s/ Stephen Soller
              Authorized Signatory

PROVIDENCE WEALTH MANAGEMENT LTD

Per:        /s/ Charles Shaker
              Authorized Signatory

This is page 19 of an agreement entitled REVOLVING LOAN AGREEMENT dated for reference January 16, 2009 made by PANGLOBAL BRANDS INC. in favour of Providence Wealth Management Ltd in connection with loan(s) aggregating US$1,000,000.00.

SCHEDULE A

ADVANCE REQUEST

                           TO: Providence Wealth Management Ltd

                           This Advance Request Claim is delivered pursuant to the terms of a revolving loan agreement (the “Loan Agreement”) made between the you and us dated for reference January ___, 2009. All capitalized terms in this Advance Request shall, unless otherwise specified herein, have the meaning given to them in the Loan Agreement.

                           We hereby request an Advance on account of the Loan in the amount of $ ___________________.

                           We hereby certify that as at the date of this Advance Request:

1.           The Advance requested will be utilized solely for working capital;

2.           No Event of Default has occurred and is outstanding;

3.           The warranties and representations made by us in the Loan Documents are true and correct as of the date of this Advance Request; and

4.            Each of the Security Documents are true and correct as though made on and as of the date hereof;

Yours very truly,